INDEX TO EXHIBITS
-----------------
                                             Sequentially
Exhibit No.       Description                Numbered Page
----------        -----------                -----------
  (99.1)          Press release dated              3
                  February 21, 1996


EXHIBIT (99.1)
--------------

WESTAMERICA BANCORPORATION

PRESS RELEASE

For Immediate Release               February 21, 1996

For additional information
Contact:     E. Joseph Bowler
             Westamerica Bancorporation
             415-257-8040


WESTAMERICA BANCORPORATION ANNOUNCES STOCK REPURCHASE PROGRAM

San Rafael, CA -- Westamerica Bancorporation (NASDAQ: WABC), parent company of Westamerica Bank, Napa Valley Bank and Bank of Lake County, today announced that its Board of Directors has authorized a stock repurchase program under which it will begin purchasing up to an aggregate 500,000 shares of the outstanding shares of Common Stock. The duration of the program is open ended.
  Under the program, Westamerica could purchase shares of Common Stock from time to time through open market and privately negotiated transactions at prices deemed appropriate by management.
  Chairman, President and CEO David Payne stated that this share repurchase program is being implemented to optimize Westamerica's use of equity capital by focusing on shareholder returns. Westamerica strong capital position and healthy profitability both contributed to the initiation of this new program.
  Westamerica Bancorporation operates as a multi-bank holding company with 55 branches in 12 Northern California counties. At December 31, 1995, total assets were $2.5 billion and shareholders' equity was $223.9 million. Total common shares outstanding were 9.8 million at year-end 1995.
                           #